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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Alliant Techsystems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Paul David Miller	Alliant Techsystems Inc.
Chairman and	600 Second Street N.E.
Chief Executive Officer	Hopkins, MN 55343-8384

June 27, 2000

    It is my pleasure to invite you to attend the tenth Annual Meeting of Stockholders of ATK (Alliant Techsystems Inc.), which will be held at 2:00 p.m. on Tuesday, August 1, 2000, at our headquarters, 600 Second Street N.E., Hopkins (suburban Minneapolis), Minnesota.

    The proposals to be considered at the meeting are described in the Notice of Annual Meeting and Proxy Statement that accompany this letter. We will also present a report on our business operations, and you will have an opportunity to ask questions.

    Your vote on the proposals is important. You may vote by signing, dating and returning the enclosed proxy card in the reply envelope provided. You may also vote by telephone if you are a stockholder of record. Whichever voting method you choose, you are encouraged to vote promptly. You may of course attend the meeting and vote in person.

    Your Board of Directors recommends that you vote FOR all of the Board's nominees for election as directors, FOR approval of the ratification of the selection of independent accountants, and AGAINST the stockholder proposal described in the Proxy Statement. Your Board of Directors appreciates your support.

    If you plan to attend the meeting, please let us know. If you vote by returning your proxy card, please complete and return the admission ticket request form printed on the inside back cover of the Proxy Statement. If you are a stockholder of record who votes by telephone, please indicate your intention to attend the meeting when prompted to do so.

    I look forward to seeing you at the Annual Meeting.

                      Paul David Miller

IMPORTANT REMINDERS

•
YOU WILL BE ADMITTED TO THE MEETING ONLY IF YOU HAVE A TICKET. YOU MAY REQUEST A TICKET BY COMPLETING AND RETURNING THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT. IF YOU ARE A STOCKHOLDER OF RECORD WHO VOTES BY TELEPHONE, YOU MAY INDICATE YOUR INTENTION TO ATTEND THE MEETING WHEN PROMPTED TO DO SO.

•
If you receive more than one proxy card, and all of the proxy cards are accompanied by return envelopes addressed to the same return address, you may return all of your proxy cards in the same envelope. However, if any of the proxy cards you receive are accompanied by return envelopes addressed to different return addresses, be sure to return each proxy card in the envelope that accompanied it.

ALLIANT TECHSYSTEMS INC.
600 Second Street N.E.
Hopkins, MN 55343-8384

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and time:	Tuesday, August 1, 2000, at 2:00 p.m. central time
Place:	Alliant Techsystems Inc. headquarters 600 Second Street N.E. Hopkins (suburban Minneapolis), Minnesota
Proposals to be voted on:	1.	Election of eleven directors.
	2.	Ratification of the selection of Deloitte & Touche LLP as independent accountants for the fiscal year ending March 31, 2001.
	3.	A stockholder proposal described in the Proxy Statement, if the proposal is presented at the meeting.
	4.	Any other business properly brought before the meeting.
Record date:	June 6, 2000
List of Stockholders:
During ordinary business hours on the ten days prior to the date of the meeting, a list of stockholders entitled to vote at the meeting will be available in the Secretary's office at the Company's headquarters for inspection by stockholders for any purpose related to the meeting.
Admission to the meeting:	You will be admitted to the meeting only if you have a ticket. See the Important Reminders on the previous page for instructions on obtaining a ticket.

                      By Order of the Board of Directors,

                      Daryl L. Zimmer, Secretary

June 27, 2000

i

ALLIANT TECHSYSTEMS INC.
600 Second Street N.E.
Hopkins, MN 55343-8384

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
August 1, 2000

GENERAL INFORMATION

QUESTIONS AND ANSWERS ABOUT VOTING

Q:	What am I voting on?
A:	1.	Reelection of all eleven directors currently serving on the Board of Directors.
	2.	Ratification of the selection of Deloitte & Touche LLP as our independent accountants for the current fiscal year.
	3.	A stockholder proposal that is described later in this Proxy Statement. If the stockholder proposal is not presented at the Annual Meeting, it will not be voted upon.
Q:	Who is soliciting my vote?
A:	Your Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement was prepared by our management for the Board of Directors.
Q:	Who is entitled to vote at the Annual Meeting?
A:	Stockholders can vote their shares of our Common Stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 6, 2000, which was the record date.
Q:	How do I vote?
A:	You may vote by mail or by telephone, as explained below:
Voting by mail: You may vote by mail by signing, dating and mailing the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

Voting by telephone: If you are a stockholder of record, which means that you hold a stock certificate for your shares, you may vote by telephone by using the toll-free number listed on your proxy card.
Q:	How do I vote if my shares are held by my broker or someone else in street name?
A:	•If you are not a stockholder of record, you will receive voting instructions from the party that holds your shares of record for your account.

•You cannot vote your shares at the Annual Meeting unless you obtain authorization from the party that holds your shares of record for your account. Your voting instructions from the record holder of your shares may contain instructions on how to obtain this authorization.

Q:	How do I vote if my shares are held in an ATK 401(k) plan?
A:
•If you are a participant in one of our 401(k) plans, your proxy card will have a blue stripe on it, and you will receive a separate voting instruction letter. Whether you vote by mail or by telephone, you will be instructing the trustee how you wish to vote your shares. The trustee will vote your shares as you instruct.

•If you do not sign and return your proxy card by the deadline, the trustee will vote your shares, as well as any shares that have not been allocated to participant accounts, in the same manner and proportion as it votes shares for which it received voting instructions.
•You cannot vote your 401(k) plan shares at the Annual Meeting.
Q:	How do I vote if my shares are held in the ATK Employee Stock Purchase Plan?
A:	If you are a participant in our Employee Stock Purchase Plan, you will receive voting instructions from U.S. Bancorp Piper Jaffray, which holds the shares of record for your account.
Q:	What shall I do if I receive more than one proxy card?
A:	If you receive more than one proxy card, it may be that:
•you hold shares in more than one account—such as individually of record, in one of our 401(k) plans, or in street name through a broker, or
•you have shares that are registered in different variations of your name.

You should vote all of the shares for which you receive a proxy card. See the Important Reminders on the Table of Contents page for instructions on returning proxy cards received with return envelopes addressed to different return addresses.
Q:	How will my shares be voted if I don't mark my proxy card?
A:
You are encouraged to mark your proxy card indicating how you wish to vote your shares. If you do, your shares will be voted as you instruct, assuming that you properly sign your proxy card and that it is received in time to be voted at the Annual Meeting. If you properly sign and return your proxy card, but you do not indicate how you wish to vote your shares on a proposal, your shares will be voted as follows on that proposal:
•FOR all of the Board's nominees for election as directors (Proposal No. 1).
•FOR ratification of the selection of Deloitte & Touche LLP as independent accountants (Proposal No. 2).
•AGAINST the stockholder proposal (Proposal No. 3).
Q:	How can I change my vote?
A:	You can change your vote at any time before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:
•signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;
•signing and mailing a new, properly completed proxy card with a later date than your original proxy card;
•calling the toll-free number listed on your proxy card; or
•attending the Annual Meeting and voting in person.
If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change your vote.

Q:	What constitutes a quorum at the Annual Meeting?
A:
On the record date, there were 9,457,663 shares of our Common Stock outstanding. This does not include 4,405,950 shares that were held in our treasury and cannot be voted. Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have submitted a properly completed proxy card or properly voted by telephone.
Q:	How will abstentions and other non-votes affect the quorum and voting?
A:	•If you withhold your vote on the election of directors or abstain from voting on any other proposal, you will still be considered present at the Annual Meeting for purposes of determining a quorum.
•If you withhold your vote from a director nominee, this will reduce the number of votes cast for that nominee.

•If you abstain from voting on one of the other proposals, your shares will still be considered in determining the vote required to approve the proposal, so you will be deemed to have voted against that proposal.

•If shares are held in nominee street name, such as by a broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner, the failure of the nominee to vote the shares is called a "broker non-vote." Shares affected by broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum because the shares will have been voted on at least one other proposal. Shares affected by broker non-votes will not, however, be considered in determining the vote required to approve the specific proposal on which the shares were not voted, and will not be deemed to have voted against the proposal.
Q:	What vote is required to approve the proposals?
A:	If a quorum is present at the Annual Meeting:
•The eleven nominees for election as directors who receive the largest number of votes properly cast FOR, will be elected directors.
•Each other proposal properly presented at the Annual Meeting will be approved if a majority of the shares present at the Annual Meeting are properly voted FOR the proposal.
Q:	Who will tabulate the votes at the Annual Meeting?
A:	ChaseMellon Shareholder Services, L.L.C., our transfer agent, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.

Q:	How will the solicitation of proxies be handled?
A:
•Proxies are being solicited primarily by mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.
•We have also retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies at a fee of $6,500 plus out-of-pocket expenses.
•We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.
•We will pay all other expenses of preparing, printing and mailing the proxy solicitation materials.
OTHER QUESTIONS AND ANSWERS
Q:	What if other business is brought up at the Annual Meeting?
A:
•Your Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. The only stockholder proposal that can be presented at the Annual Meeting is the one included in this Proxy Statement as Proposal No. 3. No other stockholder has given the timely notice required by our By-Laws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our By-Laws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the person named as proxy on the proxy card will vote on the matter using his best judgment.

•Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting, or nominating a candidate for election as a director at next year's annual meeting, can be found near the end of this Proxy Statement under the heading "FUTURE STOCKHOLDER PROPOSALS."
Q:	What if I want to attend the Annual Meeting?
A:	If you want to attend the Annual Meeting, you must have a ticket. See the Important Reminders on the Table of Contents page for instructions on obtaining a ticket.
Q:	Where are ATK's executive offices located?
A:	Our executive offices are located at 600 Second Street N.E., Hopkins, MN 55343-8384, which is also the location of the Annual Meeting.
Q:	When was this Proxy Statement mailed?
A:	This Proxy Statement was first mailed to stockholders on or about June 27, 2000.
Q:	What if I did not receive a copy of the Company's Annual Report?
A:
A copy of our Annual Report to stockholders for our fiscal year ended March 31, 2000, which we call fiscal year 2000, has been mailed to all stockholders entitled to vote at the Annual Meeting. If you did not receive a copy, please write to us at our executive offices, or call us at (612) 931-6305.

Q:	Who are ATK's principal stockholders?
A:	We believe that the stockholder listed in the following table is the only stockholder that beneficially owned more than five percent of our Common Stock on the record date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Neuberger Berman, Inc. Neuberger Berman, LLC and Affiliates Neuberger Berman Genesis Portfolio 605 Third Avenue New York, New York 10158-3698	955,303(1)	10.1%

(1)
Beneficial ownership of these shares was reported in a Schedule 13G, dated February 4, 2000. The Schedule 13G reported that (a) Neuberger Berman, LLC has sole voting power as to 372,603 shares, shared voting power as to 580,400 shares, and shared dispositive power as to all 955,303 shares; (b) Neuberger Berman Genesis Portfolio, to which Neuberger Berman, LLC serves as sub-advisor, has shared voting power and shared dispositive power as to 580,400 shares; Neuberger Berman, LLC has no economic interest in the shares which are owned by its clients, who have the sole right to receive and the power to direct the receipt of dividends or proceeds from the sale of the shares.

    In addition, Fidelity Management Trust Company, the trustee of our 401(k) plans, held 693,680 shares (7.64%) of our Common Stock for the participants in the plans. However, the trustee has no power to dispose of these shares, except in connection with the distribution of shares to plan participants and the sale of shares to fund withdrawals by, or loans to, plan participants. The trustee must vote shares allocated to the accounts of plan participants as directed by participants. The trustee must vote unallocated shares and shares for which no participant direction is received in the same manner and proportion as it votes shares for which it receives directions from plan participants. As a result, the trustee disclaims beneficial ownership of the shares of Common Stock held by it in its capacity as trustee of the plans. During fiscal year 2000, ATK paid fees of approximately $1,624,000 to Fidelity Management Trust Company and its affiliates. These fees were for record keeping and for health and welfare administration, trustee services provided by them to our 401(k) plans, and for services provided by them in connection with the transfer to them of the administration of our Pension and Retirement Plan.

Q:
How many shares of Company Common Stock do ATK's directors and executive officers own?

A:
The following table shows the number of shares of our Common Stock beneficially owned on the record date by our current directors and each current executive officer named in the Summary Compensation Table included later in this Proxy Statement. The table also shows the number of shares of Common Stock beneficially owned by all current directors and executive officers as a group.

Name/Group	Shares Owned Directly or Indirectly(1)	Exercisable Stock Option Shares(2)	Total Shares Beneficially Owned	Percent of Shares Outstanding(3)
Frances D. Cook	700	—	700	—
Peter Bukowick(4)	16,792	61,999	78,791	—
Gilbert F. Decker	2,300	—	2,300	—
Thomas L. Gossage	3,400	—	3,400	—
Jonathan G. Guss	3,600	—	3,600	—
David E. Jeremiah	3,800	—	3,800	—
Gaynor N. Kelley	3,900	—	3,900	—
Joseph F. Mazzella	4,400	—	4,400	—
Paul David Miller	14,871	50,000	64,871	—
Michael T. Smith	2,400	—	2,400	—
Scott S. Meyers	9,252	37,500	46,752	—
Robert W RisCassi	600	—	600	—
Paul A. Ross	7,580	8,999	19,132	—
Nicholas G. Vlahakis	455	12,396	12,851	—
All current directors and executive officers as a group (21 persons)(5)	86,440	189,033	275,673	2.91%

(1)
Includes shares of restricted Common Stock. Restricted stock held by directors is discussed in the section entitled "Non-Employee Director Restricted Stock Plan" under the heading "COMPENSATION OF DIRECTORS" later in this Proxy Statement. Restricted stock held by executive officers is discussed in footnote (3) to the Summary Compensation Table later in this Proxy Statement. Includes shares allocated, as of April 30, 2000, to the accounts of executive officers under one of our 401(k) plans. Includes shares allocated, as of March 31, 2000, to the accounts of executive officers who participate in our 1997 Employee Stock Purchase Plan. Excludes phantom Common Stock units credited to the accounts of individuals who participate in either our Deferred Fee Plan for Non-Employee Directors (described under the heading "COMPENSATION OF DIRECTORS" later in this Proxy Statement) or our Management Deferred Compensation Plan (described under the heading "OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS" later in this Proxy Statement), which units are payable solely in cash.

(2)
Shares covered by stock options exercisable on June 6, 2000, or within 60 days thereafter.

(3)
Is less than 1% unless otherwise indicated. Assumes issuance of the Exercisable Stock Option Shares held by the person or group.

(4)
Mr. Bukowick retired from the Company on April 1, 2000.

(5)
Does not include Mr. Bukowick's holdings.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
GENERAL INFORMATION

    Our Certificate of Incorporation permits your Board of Directors to determine the number of directors, which cannot be less than three. The Board currently consists of eleven directors, eight of whom were elected by the stockholders at the 1999 annual meeting of stockholders. Two directors were elected to the Board at its regularly scheduled January 2000 board meeting, and one director was elected to the Board at its regularly scheduled May 2000 board meeting.

NOMINEES FOR ELECTION AS DIRECTORS

    Your Board of Directors has nominated for election as directors the nominees listed below, all of whom are currently directors. Each of these nominees was recommended by the Board's Nominating and Governance Committee and has agreed to serve, if elected. If you haven't withheld authority to vote for all directors or any individual director on your proxy card, your shares will be voted FOR the election of all of these nominees.

    The directors elected will serve on the Board until their successors are elected, which should occur at the next annual meeting. Their Board service could end earlier if they should die, resign, retire, or be removed from office.

    Although we don't know of any reason why any of these nominees might become unavailable for election, if that should happen, the Board may propose a substitute nominee. If you haven't withheld authority to vote for directors on your proxy card, your shares will be voted for any substitute nominee.

    The list of nominees below includes information about their present principal occupations, recent business experience, and directorships in other companies.

    Your Board of Directors recommends a vote FOR the election as directors of all of the nominees listed below (Proposal No. 1).

Frances D. Cook, age 54, director since January 2000
•	International business consultant.
•	Ambassador to the Sultanate of Oman from 1995-1999.
•	Deputy Assistant Secretary of State, Political-Military Affairs from 1993-1995.
•	Ambassador to the Republic of Cameroon from 1989-1993.
•	Country Director for West Africa, Department of State from 1987-1989.
•	Deputy Assistant Secretary of State for Refugee Affairs from 1986-1987.
•	Consul General, Alexandria, Egypt from 1983-1986.
•	Ambassador to the Republic of Burundi from 1980-1983.
•	Other directorships: ORYX Natural Resources.
•	Other activities: Senior Fellow, Center for Naval Analyses (CNA); Member of Council on Foreign Relations; the Harvard Club of NYC; the Army-Navy Club (Washington, D.C.); and The Washington Institute for Foreign Affairs, Phi Beta Kappa.

Gilbert F. Decker, age 63; director since December 1997
•	Executive Vice President, Operations of Walt Disney Imagineering (a provider of master planning, real estate development, attraction and show design, engineering and production support, project management and other development services to The Walt Disney Company) since April 1999.
•	Private consultant to electronics and aerospace companies from May 1997 to April 1999. Also held Chief Executive Officer positions with Xeruca Holding, Incorporated, and Penn Central Federal Systems Company.
•	Assistant Secretary of the Army-Research, Development and Acquisition from April 1994 to May 1997.
•	Other directorships: Anteon Corporation, Firearms Training Systems, Inc., MRJ Technology Solutions, Inc. and MP, Incorporated.
•	Other activities: Member of the National Advisory Committee to the Whiting School of Engineering of Johns Hopkins University and the Board on Army Science and Technology of the National Academy of Science.

Thomas L. Gossage, age 66; director since March 1995
•	Retired in January 1997 from Hercules Incorporated (a producer of specialty chemicals and related products), where he served as a director from 1989 until his retirement.
•	Chairman of the Board of Hercules from January 1991 to January 1997.
•	Chief Executive Officer of Hercules from January 1991 to August 1996.
•	President of Hercules from June 1992 to October 1995.
•	Other directorships: The Dial Corporation and Fluor Corporation.

Jonathan G. Guss, age 41; director since August 1994
•	Director and Chief Executive Officer of Bogen Communications International, Inc. (a producer of sound processing equipment and telecommunications peripherals) since December 1997.
•	Principal and President of Active Management Group, Inc., a firm that provides turnaround management services, since May 1990.
•	Principal and Chief Executive Officer of EK Management Corp., the general partner of EK Associates, L.P., a limited partnership engaged in providing goods and services to the baking industry, since August 1992.

Admiral David E. Jeremiah, USN (Ret.), age 66; director since April 1995
•	Partner and President of Technology Strategies & Alliances Corporation (a strategic advisory and investment banking firm engaged primarily in the aerospace, defense, telecommunications and electronics industries) since February 1994, when he retired from military service after a 39-year career.
•	Vice Chairman, Joint Chiefs of Staff from 1990 to 1994.
•	Commander in Chief of the United States Pacific Fleet from 1987 to 1990.
•	Other directorships: GEOBOTICS, Inc., Litton Industries, Inc. and Wang Government Services, Inc.
•	Other activities: Director of the National Committee on U.S.-China Relations, and a member of ManTech International Advisory Board, Northrop Grumman Corporation (Melbourne Division) Board of Visitors, the Board of Trustees for MITRE Corporation, and Jewish Institute for National Security Affairs Board of Advisors.

Gaynor N. Kelley, age 69; director since March 1995
•	Retired in June 1996 from The Perkin-Elmer Corporation (a manufacturer of analytical and biotechnology instrumentation) where he served as a director from 1984 until his retirement.
•	Chairman and Chief Executive Officer of Perkin-Elmer from December 1990 to September 1995.
•	Other directorships: Hercules Incorporated and The Prudential Insurance Company of America.

Joseph F. Mazzella, age 47; director since August 1994
•	Partner, law firm of Nutter, McLennen & Fish LLP, Boston, MA, since March 2000.
•	Formerly a partner with Lane Altman & Owens, Boston, MA, from 1980 to March 2000.
•	Other directorships: Data Transmission Network Corporation, Inforonics, Inc., and Insurance Auto Auctions, Inc.

Scott S. Meyers, age 46; director since May 2000
•	Executive Vice President and Chief Financial Officer of the Company since May 2000.
•	Vice President and Chief Financial Officer since March 1, 1996.
•	From January 1990 until March 1996, served as Executive Vice President and Chief Financial Officer of Magnavox Electronic Systems Company.
•	Other directorships: Minnesota Zoo.

Admiral Paul David Miller, USN (Ret.), age 58; director since January 1999
•	Chairman of the Board and Chief Executive Officer of the Company since January 1999. President of the Company since March 2000.
•	President of Sperry Marine Inc. (a manufacturer of marine navigation and control systems) from November 1994 to January 1999.
•	Vice President of Litton Industries, Inc. (which acquired Sperry Marine Inc. in May 1996) from September 1997 to January 1999.
•	Prior to his retirement from the U.S. Navy in November 1994 following a 30-year career, he was Commander-in-Chief, U.S. Atlantic Command, one of five U.S. theater commands, and served concurrently as NATO Supreme Allied Commander-Atlantic.
•	Other directorships: Sun Trust Bank, mid-Atlantic.

Robert W. RisCassi, age 64; director since March 2000
•	Vice President of L-3 Communications Corporation, a leading merchant supplier of secure communications systems and products, avionics and ocean products, microwave components and telemetry, and space and wireless products since March 1997.
•	Executive with Loral Corporation and Lockheed Martin Corporation from October 1993 to March 1997.
•	Prior to his retirement from the U.S. Army in August 1993 following a 35-year career, he was Commander-in-Chief of the United Nations Command, ROK/U.S. Combined Forces Command, U.S. Forces Korea and Eighth U.S. Army. He served as the Vice Chief of Staff, U.S. Army from 1988-1990.

Michael T. Smith, age 56; director since December 1997
•	Chairman and Chief Executive Officer of Hughes Electronics Corporation.
•	Vice Chairman of Hughes Electronics Corporation from 1992 to October 1997.
•	Other directorships: Chairman and director of PanAmSat Corporation, an affiliate of Hughes Electronics Corporation.
•	Other activities: Trustee of the Keck Graduate Institute of Applied Life Sciences and of Providence College.

INFORMATION ABOUT THE COMMITTEES OF THE BOARD OF DIRECTORS
AND THE MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Standing Committees and Meetings of the Board and its Committees

    Your Board of Directors has established the following standing committees: Audit, Executive/Finance, Nominating and Governance, and Personnel and Compensation. Membership on the Audit, Nominating and Governance, and Personnel and Compensation Committees consists entirely of non-employee directors.

    The membership of the committees, the names of each committee's chair, and the number of meetings held by the Board and each of the committees during fiscal year 2000 are summarized in the following table:

				Nominating and Governance	Personnel and Compensation
	Board of Directors		Executive/ Finance
Audit
Frances D. Cook	X		X	X
Gilbert F. Decker	X	X		X
Thomas L. Gossage	X		X	X
Jonathan G. Guss	X	X			X
David E. Jeremiah	X			X	X
Gaynor N. Kelley	X	X			X
Joseph F. Mazzella	X	X			X
Scott S. Meyers	X		X
Paul David Miller	X		X
Robert W. RisCassi	X		X	X
Michael T. Smith	X	X	X
Committee chair		Mr. Guss	Adm. Miller	Mr. Gossage	Mr. Mazzella
Number of meetings(1)	8	3	3	4	6

(1)
The Board of Directors and the Personnel and Compensation Committee also acted on occasion by unanimous written consent.

    Each director attended at least 80% of the aggregate number of meetings of the Board and the committees on which the director served.

Duties of the Committees

Audit Committee

  •
  Recommends to the Board the independent public accountants to be selected to audit our annual financial statements, and approves any special assignments given to these accountants.

  •
  Reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses.

  •
  Reviews possible violations of our business ethics and conflicts of interest policies.

  •
  Reviews any major accounting changes made or contemplated.

  •
  Reviews the effectiveness and efficiency of our internal audit staff.

Executive/Finance Committee

•
Exercises all powers and authority of the Board, except those powers specifically reserved to the Board by Delaware law or our Certificate of Incorporation or By-Laws.

•
Reviews and makes recommendations to the Board regarding dividends, financial policies and procedures, and various financial transactions.

Nominating and Governance Committee

•
Identifies and evaluates individuals who might qualify as candidates for election to the Board.

•
Makes recommendations to the Board to fill vacancies or new positions on the Board.

•
Recommends to the Board the slate of nominees for election as directors at the annual meeting of stockholders.

•
Makes recommendations regarding the size and composition of the Board and its committees.

•
Evaluates the performance of the Board as a whole.

•
Recommends for election by the Board any non-incumbent Chief Executive Officer, Chief Financial Officer or Chief Operating Officer.

•
Recommends corporate governance principles and assesses compliance with those principles.

    If you wish to recommend a person to the Nominating and Governance Committee for consideration as a candidate for election as a director at an annual meeting of stockholders, you should send your recommendation to our executive offices, c/o the Corporate Secretary, at least 120 days prior to the annual meeting. Your recommendation must be accompanied by information concerning the person's qualifications, and the written consent of the person to be nominated, if selected as a nominee by the Board of Directors, and to serve on the Board if elected. The Board has the sole discretion to select director nominees. Information regarding the requirements for nominating a person for election as a director at an annual meeting of stockholders can be found near the end of this Proxy Statement under the heading "FUTURE STOCKHOLDER PROPOSALS."

Personnel and Compensation Committee

•
Approves salary actions pertaining to top management, subject to the Board's approval in the case of the Chief Executive Officer's compensation.

•
Administers and grants awards under our executive compensation plans.

•
Approves executive compensation actions and plans and other benefit programs that are not required by law or regulation to be approved by the Board.

•
Sets annual incentive targets.

•
Recommends officers (other than any non-incumbent Chief Executive Officer, Chief Financial Officer and Chief Operating Officer) for election by the Board.

•
Reviews and assesses the performance and capability of key management, with a view towards assuring adequate and qualified backups.

•
Submits the report on executive compensation included in this Proxy Statement.

    The Personnel and Compensation Committee currently has a Section 16 Subcommittee that approves certain transactions involving our executive officers. These transactions include grants and awards involving our Common Stock, the acquisition of our Common Stock from the Company, and the disposition of our Common Stock to the Company. Section 16 Subcommittee approval is required if the transaction is not approved by the Board, and if advance approval of the transaction by the Board or a committee of two or more non-employee directors is required in order to qualify the transaction under the exemption provisions of Rule 16b-3 (d) and (e) under the Securities Exchange Act of 1934. During fiscal year 2000, the Section 16 Subcommittee acted only by unanimous written consent. Current members of the Section 16 Subcommittee are Gaynor N. Kelley (Chair) and Jonathan G. Guss. A special committee of the Board is authorized to make limited stock awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934. During fiscal year 2000, the special committee acted only by unanimous written consent. Paul David Miller is currently the sole member of this special committee.

COMPENSATION OF DIRECTORS

Summary Compensation Information

    Only non-employee directors receive compensation for service on the Board of Directors. Their compensation is summarized in the following table.

Compensation Feature	Dollar Amount	Number of Shares
Annual retainer	$20,000
Meeting attendance fees:
Board of Directors	1,000
Committees:
Chair	1,000
Other members	750
Per diem payments	1,000
Annual restricted stock award		600

The annual retainer is paid in quarterly installments. Per diem payments (and reimbursement of related expenses) are made for any day on which our Chief Executive Officer believes that a non-employee director has committed a significant part of the day (outside of normal Board or Board committee service) to business issues beyond the normal scope of the director's responsibilities as a director. During fiscal year 2000, no director received any per diem payment.

Description of Director Compensation Plans and Arrangements

Deferred Fee Plan for Non-Employee Directors

    This plan permits a director to defer receipt of all or part of the director's cash fees. A director can elect to have deferred amounts either credited in cash to a "cash account," or in Common Stock equivalents, called units, to a "share account" (based upon the market value of our Common Stock). Cash accounts are credited with interest quarterly at our one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on our Common Stock. Payment of deferred amounts is made following the director's termination of Board service. Deferred amounts are always paid in cash, based upon the market value of our Common Stock in the case of share accounts. A director may elect to receive these payments either in a lump sum or in up to ten annual installments.

    Currently, four directors are participating in this plan. The following table summarizes how they are currently having their deferred fees credited, and how many phantom Common Stock units were credited to their share accounts as of March 31, 2000.

Name	Annual Retainer	Meeting Fees	Units as of March 31, 2000
Gilbert F. Decker	Cash account-25%	Cash account-25%	427.8240
	Share account-75%	Share account-75%
Gaynor N. Kelley	Share account-100%		1039.2370
Robert W. RisCassi	Share account-100%	Share account-100%	52.8970
Michael T. Smith	Share account-100%	Share account-100%	999.9729

Non-Employee Director Restricted Stock Plan

    Under this plan, each non-employee director receives automatic periodic awards of restricted Common Stock—600 shares upon first being elected to the Board of Directors and 600 shares upon reelection at each subsequent annual meeting of stockholders. Common Stock issued under this plan entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a period starting on the award date and ending on the earlier of:

  •
  the first to occur of the following:

    •
    the director retires from the Board in compliance with the Board's retirement policy as then in effect;

    •
    the director's service on the Board terminates as a result of the director's not being nominated for reelection by the Board, but not as a result of the director's declining to serve again;

    •
    the director's service on the Board terminates because the director, although nominated for reelection by the Board, is not reelected by the stockholders;

    •
    the director's service on the Board terminates because of:

    •
    the director's resignation at the request of the Nominating and Governance Committee of the Board;

    •
    the director's removal by action of the stockholders; or

    •
    the sale, merger or consolidation of, or a similar extraordinary transaction involving, the Company;

    •
    the director becomes unable to serve because of disabilities; or

    •
    the director dies;

      or

  •
  the third or any subsequent anniversary of the award date if the director, at least one year prior to that anniversary, elects to end the restricted period on that anniversary.

    If a director leaves the Board for any other reason prior to the expiration of the restricted period, the director forfeits all rights in shares for which the restricted period has not expired.

    Shares of restricted stock awarded under a similar predecessor plan are subject to similar restrictions. The restricted period on these shares will expire either on a specific date previously selected by the director, or on a future date designated by the director at least two years in advance of the designated date.

    The following table summarizes how many shares of our Common Stock each non-employee director holds that are still subject to the restrictions of the above plans:

Name	Number of Shares
Frances D. Cook	600
Gilbert F. Decker	1,800
Thomas L. Gossage	1,800
Jonathan G. Guss	3,400
David E. Jeremiah	1,800
Gaynor N. Kelley	2,400
Joseph F. Mazzella	2,900
Robert W. RisCassi	600
Michael T. Smith	1,800

    The shares listed in the above table are included in the director and executive officer stock ownership table shown earlier in this Proxy Statement as being owned directly by each director.

Expense Reimbursement

    Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Indemnification Agreements

    We currently have indemnification agreements with our directors. These agreements require us to:

  •
  indemnify the directors to the fullest extent permitted by law;

  •
  advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

  •
  indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements; and

  •
  cover directors under our directors' and officers' liability insurance.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS

    In May 1996, the Board established a non-employee director stock ownership guideline of 3,500 shares to be achieved in five years following election to the Board. The Nominating and Governance Committee of the Board is expected to:

  •
  review the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of nominees for election as directors at the annual meeting of stockholders; and

  •
  take into consideration compliance with the stock ownership guideline, including extenuating circumstances in cases of noncompliance, when recommending the nomination for reelection of incumbent directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Information regarding certain relationships and related transactions between the Company and its directors, executive officers and entities in which directors have an affiliation or interest is included later in this Proxy Statement in the sections entitled "Compensation Committee Interlocks and Insider Participation" and "Other Plans and Agreements with Executive Officers" under the heading "EXECUTIVE COMPENSATION."

EXECUTIVE COMPENSATION

    This section provides information regarding our executive compensation programs, and includes the following sections:

  •
  a table showing the number of shares, if any, acquired upon the exercise of stock options by each of those executives during the last fiscal year, the value realized upon the exercise, and the number of and value of unexercised stock options held by those executives as of the end of the last fiscal year;

  •
  a table showing long-term incentive plan awards to those executives during the last fiscal year;

  •
  a description of the estimated retirement benefits of those executives;

  •
  change of control arrangements and related provisions under various executive compensation plans and agreements;

  •
  other plans and agreements with executive officers;

  •
  a Report of the Personnel and Compensation Committee of the Board on Executive Compensation;

  •
  information on compensation committee interlocks and insider participation;

  •
  a graph comparing the performance of our Common Stock with two stock indexes over the past five years;

  •
  a Summary Compensation Table showing the annual compensation paid to some of our executives during the last three fiscal years; and

  •
  a table showing stock options granted to those executives during the last fiscal year.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD ON
EXECUTIVE COMPENSATION

    We, as the Personnel and Compensation Committee of the Board, have overall responsibility for compensation actions affecting the Company's executive officers. Our responsibilities include:

  •
  approving base salaries;

  •
  setting incentive targets;

  •
  administering all executive compensation plans; and

  •
  granting awards to executive officers thereunder, subject to approval by the Board or the Committee's Section 16 Subcommittee where required.

    Our duties are described more fully earlier in this Proxy Statement in the section entitled "Duties of the Committees" under the heading "INFORMATION ABOUT THE COMMITTEES OF THE BOARD OF DIRECTORS AND THE MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES." All of us are directors who are neither current nor former employees of the Company.

Compensation Philosophy

General

    The goal of the Company's executive compensation program is to encourage and reward individual and Company performance. The program has been designed to recognize individual and business unit accountability and achievement, and to link executive compensation to the Company's performance, and increasing stockholder value.

    The components of the program are:

  •
  base salary;

  •
  annual incentive compensation; and

  •
  long term incentive compensation.

Compensation Surveys

    In order to help establish competitive executive compensation benefits, we consider the comparable practices of companies participating in two nationally known compensation surveys. The companies participating in these surveys represent both the aerospace and defense industry and other industries. The results of these surveys are adjusted to reflect the Company's revenue size, so that the comparisons are made to the practices of employers of a similar size.

    The target compensation levels for the Company's executives are set at the median level of those survey participants used for comparative purposes. The compensation of individual executives varies above or below the median market level, depending upon the executive's overall accountabilities, individual performance and the Company's performance.

Performance Accountability System

    The assessment of the performance of individual executives emphasizes objective achievements under a Performance Accountability System. Results-based accountabilities are established for each executive. Each executive's accountabilities are established annually and are uniquely tailored to the executive's job responsibilities.

    The executive's performance against these accountabilities determines the executive's base salary adjustments and annual incentive payments. The process for measuring individual performance against these accountabilities is as objective as possible, but may involve subjective assessments. The relative importance of each individual's accountabilities varies, so no weighting can be assigned that applies in all cases.

Executive Compensation Program Components

Base Salaries

    Base salaries are intended to provide a foundation for attracting and retaining key employees. Base salaries vary based upon position, responsibility and individual performance. As a result, the base salary component of executive compensation is the least variable with Company performance. Base salaries of executive officers are reviewed annually during the first quarter of the fiscal year. Whether an executive receives a base salary increase depends upon many factors, such as:

  •
  the results of the compensation surveys mentioned earlier;

  •
  individual performance against established accountabilities; and

  •
  business circumstances.

Fiscal Year 2000 Base Salary Increases

    All of the current Named Executive Officers listed in the Summary Compensation Table following this report, except Paul David Miller, received a base salary increase during fiscal year 2000. Admiral Miller's current base salary was established when he joined the Company in January 1999. Information regarding Admiral Miller's compensation arrangement is included later in this Proxy Statement under the heading "OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS."

Annual Incentive Compensation

    All executive officers participate in the Company's Management Compensation Plan. This plan provides the opportunity for annual cash and stock incentive compensation. The goal of this plan is to motivate executives to a high level of performance by making a significant portion of their annual compensation contingent upon:

  •
  individual achievement;

  •
  Company performance; and

  •
  business unit performance.

    Each fiscal year we approve:

  •
  the total number of eligible plan participants;

  •
  the total target incentive fund for all participants; and

  •
  the individual target incentive amounts for executive officers.

    Participants are advised of their individual target incentive amounts at the start of the fiscal year. The individual target incentive amounts are added together to determine the total incentive fund for the organizational units where the individuals work. These organizational units include the Company's subsidiary business units, groups and the corporate staff.

    An organization weighting structure is used to determine how each organizational unit's incentive will be affected by overall Company performance and the performance of the unit and/or subunit. For example:

  •
  the corporate staff incentive fund is determined based 100% upon overall Company performance; and

  •
  each business unit's incentive fund is determined based upon the combination of overall Company performance (at least 10%) and the performance of the business unit and/or subunit (50% to 80%).

    Each organizational unit's earned incentive fund is calculated separately after the end of the fiscal year. The amount of the fund can range from zero to 200% of its target incentive fund, depending upon overall Company, business unit and/or subunit performance, whichever is applicable. We have the ability to increase a fund to 300% of its target. If the earned incentive fund for the corporate staff is zero, each business unit's earned incentive fund is reduced by 50%.

    Earned incentive funds are divided among participants based 25% upon their relative individual performance and 75% upon their organizational unit's performance. The maximum incentive payable to an individual participant is 300% of the individual's target incentive.

    The Committee must approve incentive awards to executive officers. We consider the Chief Executive Officer's assessment of the individual performance of executive officers. To further the goal of creating a strong and direct link between the compensation of key employees and shareholder value, we encourage executive officers to convert a portion of their annual incentive payment to stock. This can be done either in the form of common stock shares or deferred stock units (for those participants in the Management

Deferred Compensation Plan). To encourage the conversion of their annual incentive payment to stock, the amount of incentive to be converted is divided by 85% of the Company's common stock price as of the date the incentive payment is approved. Four of the named executive officers converted their above-target FY00 incentive payment to Company common stock or stock units.

    The Chief Executive Officer's incentive target is established separately and any incentive payment is based upon:

  •
  the Company's performance against the goals established for participants in the Management Compensation Plan; and

  •
  our subjective assessment as to the quality and impact of the Chief Executive Officer's leadership and performance against established accountabilities.

Fiscal Year 2000 Annual Incentive Compensation

    Approximately one hundred ten employees participated in the Management Compensation Plan for fiscal year 2000. The fiscal year 2000 goals were as follows:

Organizational Unit	Weighting
Company as a whole:
EPS	one-half
Cash flow	one-half
Business units:
EBIT (earnings before interest and taxes)	one-half
Cash flow	one-half

    Earnings (represented by EPS and EBIT) was selected as one of the performance goals because we believe that:

  •
  stockholders view earnings as an important measure of performance;

  •
  earnings are an important factor in assuring that the Company complies with the financial covenants under its loan agreements;

  •
  earnings are a strong indicator of Company health; and

  •
  earnings are a historically used measure that is easily communicated to and understood by participants.

    Cash flow was selected as a performance goal because of the importance of generating and managing cash to fund the Company's business activities.

    The EPS, EBIT and cash flow goals were based upon the Company's internal operating plan.

    For fiscal year 2000, we approved incentive payments to all current Named Executive Officers that were above target. The amount by which these payments exceeded their target amount depended upon the extent to which the Company as a whole exceeded its goals.

    The Company's compensation arrangement with its current Chief Executive Officer, Paul David Miller, establishes a target annual incentive of $400,000. We approved an incentive payment based upon the above-target percentage paid to other corporate executives.

Long-Term Incentive Compensation

    The goal of long-term incentive compensation is to:

  •
  encourage long-term Company performance;

  •
  link stockholder value creation and management compensation; and

  •
  encourage executive retention.

    Long-term incentive compensation is provided to executive officers under the Company's 1990 Equity Incentive Plan, principally through a combination of annual grants of market price stock options and periodic performance share grants. The terms of each grant are determined by us at the time the grant is awarded, subject to the provisions of the plan. We believe that both types of grants serve as an effective means to encourage retention of key executives.

Stock Options

    We believe that stock options are an appropriate means of long-term incentive compensation because they provide value only when the Company's stockholders benefit from stock price appreciation.

    During fiscal year 2000, stock options were granted to all current executive officers. The terms of these grants are summarized following the table labeled "OPTION GRANTS IN LAST FISCAL YEAR" later in this Proxy Statement. During fiscal year 2000, two stock option grants were made to current executive officers. Stock options were granted in May 1999 as has been done in the past. At its January 2000 meeting, the Board of Directors changed the award date of stock option grants from May to January, thus, the calendar year 2000 stock option grants were awarded in January 2000. Thus, stock option grants for two calendar years are represented in fiscal year 2000, which is a transition year.

Performance Shares

    We believe that performance shares are an appropriate means of long-term incentive compensation because they provide an effective incentive to achieve predetermined long-term performance goals.

    During fiscal year 2000, performance shares were granted to nine current executive officers. The terms of the grants to Named Executive Officers listed in the Summary Compensation Table following this report are summarized following the table labeled "LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR" later in this Proxy Statement.

Award Considerations

    The target long-term incentive grant amount for each executive officer's award of stock options and, where applicable, performance shares, was based upon a percentage (based upon competitive long-term incentive values) of the grant recipient's base salary. We determined the actual size of the grants by adjusting the target number of shares up or down after consideration of the subjective recommendation of the Chief Executive Officer. The size of these grants was determined without regard to the amount and terms of stock options already held by the grant recipients.

    The extent to which an executive officer retains Common Stock acquired through annual and long-term incentive compensation awards will be a factor in determining the extent of the officer's participation in future long-term incentive compensation awards. The weight given to this factor is in our sole subjective judgment. We consider the reasons for an executive officer's sale of any of this Common Stock.

Stock Ownership Guidelines

    In early 1997 Common Stock ownership guidelines were established for executive officers. We believe that these guidelines will advance our goal of aligning the interests of the Company's executive officers with those of the Company's stockholders. The guidelines establish target levels of Common Stock ownership that are a function of each officer's base salary, as follows:

Position	Guideline— Stock Having a Market Value Equal To:
Chief Executive Officer	4 times base salary
Chief Financial Officer, and all Group Vice Presidents	2 times base salary
All other executive officers	1 times base salary

    The failure of an executive officer to achieve target ownership will be a factor when we consider future long-term incentive awards to that officer. As previously discussed, to further the goal of creating a strong and direct link between the compensation of key employees and shareholder value, and to assist executive officers to achieve their target ownership, we encourage the conversion of their annual incentive payment to stock. The amount of incentive to be converted is divided by 85% of the Company's common stock price as of the date the incentive payment is approved.

Limit on Tax Deductibility

    Section 162(m) of the Internal Revenue Code places a cap of $1 million on the amount the Company can deduct for any tax year for compensation to any person who is the Chief Executive Officer or one of the four other highest compensated officers as of the end of the tax year. However, exempt from this deductibility cap are amounts payable under certain pre-existing agreements and amounts qualifying as performance-based compensation. In order for incentive compensation to qualify as performance based compensation, it must be determined based upon pre-established objective performance goals approved by stockholders.

    We design stock option grants so that they qualify for the exemption from the deductibility cap. Other long-term incentive awards may not qualify for exemption from the deductibility cap. We will take into account the likelihood of such non-deductibility when determining the amount and recipients of these awards.

    Annual incentive compensation payable under the Management Compensation Plan does not qualify for exemption from the deductibility cap because it involves the flexibility to make subjective determinations regarding the recipients and amounts of payments. We believe that this is sound executive compensation policy and in the best interests of the Company and its stockholders. We will take into account, when approving annual incentive compensation payments, whether any portion of the payments may be non-deductible by the Company. We believe that the benefit of being able to evaluate the performance of the Company's executive officers on important subjective performance measures outweighs the cost resulting from a portion of an officer's compensation being nondeductible under the Section 162(m) limitation described above.

    Compensation payments to the Chief Executive Officer during the fiscal year ending March 31, 2001 will include base salary, the incentive bonus for fiscal year 2000 reported in the Summary Compensation Table following this report, the value of restricted stock that becomes non-forfeitable, and other items of compensation. To the extent incentive compensation is deferred, these amounts will not likely exceed

$1 million, and be non-deductible to the extent of the excess. No other executive officers are currently expected to be paid non-exempt compensation exceeding $1 million during fiscal year 2001.

Personnel and Compensation Committee

Joseph F. Mazzella, Chair
Jonathan G. Guss
David E. Jeremiah
Gaynor N. Kelley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Personnel and Compensation Committee is either a current or former employee of ours. There are no compensation committee interlocks, which means that none of our executive officers serves as a member of the board of directors or compensation committee of another entity that has an executive officer serving on our Board of Directors or its Personnel and Compensation Committee.

    During fiscal year 2000, we had transactions with the following directors, or entities in which the following directors have an affiliation or interest: Joseph F. Mazzella and Michael T. Smith. The amounts involved in these transactions during fiscal year 2000 were, in the case of each director, less than the amount above which disclosure is required by the rules of the Securities and Exchange Commission. In the case of Mr. Mazzella, the transactions involved payments for legal services provided by the law firm of Lane Altman & Owens, of which Mr. Mazzella was a partner.

PERFORMANCE GRAPH

    The following graph compares, for the five fiscal years ended March 31, 2000, the cumulative total return for our Common Stock with the comparable cumulative total return of two indexes:

  •
  the Standard & Poor's Composite 500 Stock Index, a broad equity market index; and

  •
  the Dow Jones Aerospace & Defense Stock Index, a published industry index.

    The graph assumes that on April 1, 1995, $100 was invested in our Common Stock (at the closing price on the previous trading day) and in each of the indexes. The comparison assumes that all dividends, if any, were reinvested. The graph indicates the dollar value of each hypothetical $100 investment as of March 31 in each of the years 1996, 1997, 1998, 1999 and 2000.

Comparison of Five-Year Cumulative Total Return

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table shows summary compensation information for some of our executive officers, who are called "Named Executive Officers." The compensation information is shown for the last three fiscal years. The Named Executive Officers are:

  •
  anyone who served as our Chief Executive Officer at any time during fiscal year 2000; and

  •
  the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2000.

					Long-Term Compensation
					Awards		Payments
		Annual Compensation(1)
					Restricted Stock Awards(3) ($)
Name and Principal Position	Year(2)	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)	LTIP Payouts(4) ($)	All Other Compensation(5) ($)
Paul David Miller	FY00	$600,000	$800,000	$24,645	-0-	75,000	-0-	$35,523
Chairman of the Board and Chief Executive Officer	FY99	150,000	161,000	-0-	$1,071,688	150,000	-0-	5,200
Peter A. Bukowick	FY00	$400,008	$500,000	$589	-0-	-0-	$149,600	-0-
President and Chief	FY99	365,843	345,500	8,839	-0-	80,000	-0-	$9,710
Operating Officer(6)	FY98	289,386	264,000	8,839	-0-	5,000	-0-	14,112
Scott S. Meyers	FY00	$272,504	$302,000	$6,384	-0-	50,000	$149,600	$23,463
Vice President and Chief	FY99	258,338	193,200	6,384	-0-	4,500	-0-	21,990
Financial Officer(7)	FY98	248,340	193,600	6,384	-0-	4,500	-0-	21,975
Paul A. Ross	FY00	$246,672	$275,000	$5,893	-0-	14,000	-0-	$12,078
Senior Group Vice President—	FY99	224,992	188,300	7,633	$564,844	4,000	-0-	14,054
Aerospace	FY98	194,766	200,000	-0-	-0-	3,500	-0-	4,895
Nicholas G. Vlahakis	FY00	$216,674	$220,000	$6,384	-0-	11,500		$4,706
Group Vice President—	FY99	196,670	106,500	-0-	-0-	3,500	-0-	5,169
Conventional Munitions(8)	FY98	157,440	91,640	-0-	-0-	5,000	-0-	5,090

(1)
Includes amounts, if any, of salary and bonus deferred pursuant to our 401(k) Plan and Management Deferred Compensation Plan.

(2)
The three years reported upon in the table are the fiscal years ended March 31, 1998 ("FY98"), March 31, 1999 ("FY99") and March 31, 2000 ("FY00").

(3)
Amounts shown are based upon the market value of our Common Stock on the date of the grant. As of the end of FY00, Admiral Miller held 8,667 shares of restricted stock having a value of $720,444, and Mr. Ross held 5,000 shares of restricted stock having a value of $376,563. Admiral Miller's restricted stock will vest to the extent of one-half of the shares on each of January 1, 2001 and 2002. Mr. Ross's restricted stock will vest to the extent of one-half of the shares on each of November 19, 2000 and 2001. Restricted stock will also vest in the event of a "change of control" of the Company. See "CHANGE OF CONTROL ARRANGEMENTS" later in this Proxy Statement. A holder of restricted stock is entitled to receive any dividends paid on our Common Stock. We have not, to date, paid any dividends. Shares of restricted Common Stock are included in the director and executive officer stock ownership table earlier in this Proxy Statement as being owned directly by the executive officer.

(4)
Amounts shown represent the value of 1,760 shares of our Common Stock issued in payment of an FY96 performance share award, based upon the market price of our Common Stock ($85.00) on May 10, 1999, the date the payment was approved.

(5)
Includes for FY00: (a) matching contributions we made to the accounts of participants in one of our defined contribution 401(k) plans as follows: Admiral Miller, $4,450; Mr. Bukowick, $4,800; Mr. Meyers, $3,708; Mr. Ross, $4,900; and Mr. Vlahakis, $4,460; (b) cash payments under our Flexible Perquisite Account Program as follows: Admiral Miller, $16,250; Mr. Bukowick, $1,237; Mr. Meyers, $13,000; Mr. Ross, $0; and Mr. Vlahakis, $0; (c) financial counseling fees paid as follows: Admiral Miller, $14,823; Mr. Bukowick, $600; Mr. Meyers, $6,500; Mr. Ross, $6,500; and Mr. Vlahakis, $0; and (d) the following dollar value to the individual of insurance premiums we paid for term life insurance in the amounts indicated in parenthesis: Admiral Miller, $-0-($-0-); Mr. Bukowick, $938 ($750,000); Mr. Meyers, $255; $(500,000); Mr. Ross, $678 ($300,000); and Mr. Vlahakis, $246 ($300,000). Payments under the program referred to in (b) above represent reimburse-ments for certain eligible expenditures, such as car payments, club dues, and unreimbursed business expenses. The amounts shown in (b) above are the gross amounts payable under the program, which are subject to tax withholding. The actual net cash payments to the individuals were less than reported above by the amount of the applicable withholding taxes. We have no agreement with the executive officers named in (d) above that they will receive or be allocated an interest in any cash surrender value under their life insurance policies. "OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS."

(6)
Mr. Bukowick retired on April 1, 2000.

(7)
Mr. Meyers also served as Treasurer until September 13, 1999.

(8)
Mr. Vlahakis became an executive officer on December 1, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table summarizes for each of the Named Executive Officers information regarding stock option grants they received during fiscal year 2000.

	Individual Grants
		% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)(1)
Name			Exercise or Base Price ($/Share)	Expiration Date	0% ($)(2)	5% ($)(2)	10% ($)(2)
Paul David Miller	75,000	21.27%	$61.125	12/21/2009	-0-	$2,883,089	$7,306,313
Peter A. Bukowick	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Scott S. Meyers	30,000	8.51%	$84.5626	05-14-09	-0-	$1,595,427	$4,043,125
	20,000	5.67%	$65.9375	01-25-10	-0-	$829,355	$2,101,748
Paul A. Ross	4,000	1.13%	$84.5626	05-14-09	-0-	$212,724	$539,083
	10,000	2.84%	$65.9375	01-25-10	-0-	$414,677	$1,050,874
Nicholas G. Vlahakis	3,500.99%		$84.5626	05-14-09	-0-	$186,133	$471,698
	8,000	2.27%	$65.9375	01-25-10	-0-	$331,742	$840,699

(1)
Each option (a) is a non-qualified stock option for tax purposes; (b) has an exercise price equal to our Common Stock's fair market value on the grant date, which is ten years prior to the expiration date in the above table; (c) may be exercised by the delivery of cash and/or shares of our Common Stock; (d) becomes exercisable to the extent of one-third of the grant on each of the first three anniversaries of the grant date and remains exercisable thereafter until the expiration date or earlier expiration upon or following termination of employment; (e) may be exercised following termination of employment to the extent exercisable upon termination as follows: (i) for three years following death prior to termination, (ii) for 180 days following death after termination, (iii) for three years after termination due to layoff, retirement or disability and (iv) for 90 days after termination for any other reason other than for cause; and (f) may become exercisable in the event of a "change of control" (see the section entitled "Executive Compensation Plan Provisions" and "Definitions" under the heading "CHANGE OF CONTROL ARRANGEMENTS" later in this Proxy Statement).

(2)
The numbers in this column represent the potential pre-tax amount that would be realized if the named individual exercised the option on its expiration date, assuming that our Common Stock appreciated over the term of the option at the annual appreciation rate indicated at the head of the column. This amount has not been, and may never be, realized. The actual amount, if any, realized by the named individuals upon the sale of the shares issued upon the exercise of the option will depend upon the price at which the shares are sold. In order for the individuals to realize the amounts shown in these columns, the price of a share of our Common Stock at the end of the 10-year option term for the option grants shown in the above table would be as follows, assuming the annual appreciation rates shown in the table:

	Per Share Price on Option Expiration Date at Assumed Annual Appreciation Rates
Option Expiration Date	0%	5%	10%
05-14-09	$82.56	$134.48	$214.14
12-21-09	$61.13	99.57	158.56
01-25-10	$65.94	107.41	171.03

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

    The following table summarizes for each of the Named Executive Officers the number of shares, if any, they acquired during fiscal year 2000 upon the exercise of stock options, the value realized upon the exercise, and the number of, and the value of, the exercisable and unexercisable "in-the-money" stock options each of them held at the end of fiscal year 2000.

			Number of Securities Underlying Unexercised Options At FY00 Year-End (#)
						Value of Unexercised In-the-Money Options at FY00 Year-End ($)(2)
	Shares Acquired on Exercise (#)	Value Realized ($)(1)
Name			Exercisable	Unexercisable		Exercisable	Unexercisable
Paul David Miller	-0-	-0-	50,000	175,000		$-0-	$-0-
Peter A. Bukowick	-0-	-0-	61,999	55,001	(3)	$689,662	$24,588	(3)
Scott S. Meyers	-0-	-0-	24,500	54,500		$269,250	$22,125
Paul A. Ross	-0-	-0-	13,666	17,834		$205,662	$17,213
Nicholas G. Vlahakis	-0-	-0-	9,063	15,501		$101,376	$14,750

(1)
This value represents the difference between the aggregate market value, on the date of exercise, of the shares acquired, and the aggregate option price of the shares.

(2)
The values shown in these columns represent the aggregate amount, if any, by which the market value of our Common Stock on March 31, 2000 ($58.875) exceeds the exercise price of each of the unexercised stock options held by the named individuals, multiplied by the number of shares issuable upon the exercise of each stock option. This value has not been, and may never be, realized. The actual value, if any, realized by the named individual upon the sale of the shares issued upon the exercise of the stock option will depend upon the price at which the shares are sold.

(3)
These options were canceled upon Mr. Bukowick's retirement on April 1, 2000.

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

    The following table summarizes for each of the Named Executive Officers information regarding long-term incentive plan awards, if any, they received during fiscal year 2000.

				Estimated Future Payouts under Non-Stock Price-Based Plans
	Number of Shares, Units or Other Rights (#)(1)
			Performance or Other Period Until Maturation or Payout
Name				Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Paul David Miller	4,000		04/01/99-03/31/00	1,000	2,000	4,000
Paul David Miller	4,000		04/01/99-03/31/01	1,000	2,000	4,000
Paul David Miller	4,000		04/01/99-03/31/01	1,000	2,000	4,000
Paul David Miller	4,000		04/01/99-03/31/02	1,000	2,000	4,000
Peter A. Bukowick	1,750	(3)	04/01/99-03/31/01	750	1,250	1,750
Peter A. Bukowick	1,750	(3)	04/01/99-03/31/02	750	1,250	1,750
Scott S. Meyers	1,350		04/01/99-03/31/01	650	1,000	1,350
Scott S. Meyers	1,350		04/01/99-03/31/02	650	1,000	1,350
Paul A. Ross	1,350		04/01/99-03/31/01	650	1,000	1,350
Paul A. Ross	1,350		04/01/99-03/31/02	650	1,000	1,350
Nicholas G. Vlahakis	1,000		04/01/99-03/31/01	500	750	1,000
Nicholas G. Vlahakis	1,000		04/01/99-03/31/02	500	750	1,000

(1)
The numbers in this column represent the number of performance shares awarded to the named individuals during fiscal year 2000. Performance shares are Common Stock denominated units that are paid in shares of our Common Stock and/or cash at the discretion of the Board's Personnel and Compensation Committee. These payments are made at the end of the applicable performance period if, and to the extent that, predetermined performance objectives are achieved. The performance objectives for the above awards are the achievement of target earnings per share on our Common Stock. No portion of the award is payable for less than threshold performance. A pro-rata portion of the award is payable in the event of a "change of control" during the performance period (see the sections entitled "Executive Compensation Plan Provisions" and "Definitions" under the heading "CHANGE OF CONTROL ARRANGEMENTS" later in this Proxy Statement). Awards are forfeited upon death or termination of employment unless the event occurs at or after the end of the performance period.

(2)
For Admiral Miller, the threshold percentage is 25% of the award, the target percentage is 50% of the award, and the maximum percentage is 100% of the award. For Mr. Bukowick, the threshold percentage is 43% of the award, the target percentage is 71% of the award, and the maximum percentage is 100% of the award. For Messrs. Meyers and Ross, the threshold percentage is 48% of the award, the target percentage is 74% of the award, and the maximum percentage is 100% of the award. For Mr. Vlahakis, the threshold percentage is 50% of the award, the target percentage is 75% of the award, and the maximum percentage is 100% of the award.

(3)
Awards granted in fiscal year 2000 were forfeited upon his retirement on April 1, 2000

RETIREMENT PLANS

    All executive officers participate in our Pension and Retirement Plan. Their benefits are calculated differently, depending upon whether they ever participated in a predecessor plan. The benefits of Scott S. Meyers will be calculated using the formula that applied to participants in the Retirement Plan. The benefits of Paul David Miller, Peter A. Bukowick, Paul A. Ross and Nicholas G. Vlahakis will be calculated using the formula that applied to participants in the predecessor Aerospace Pension Plan.

Retirement Plan

    Prior to April 1, 1992, a participant's accrued benefit under the Retirement Plan was based upon a final average earnings formula identical to that provided under the Honeywell Retirement Benefit Plan in effect at the time of the spin-off of our initial business operations by Honeywell Inc. in September 1990. Effective April 1, 1992, the Retirement Plan was amended to provide benefits based upon a cash balance account established for each participant. Participants in the Retirement Plan as of March 31, 1992 had an initial balance in their account as of April 1, 1992 equal to the present value of the benefits earned under the final average earnings formula as of that date. Newly hired employees start with an account balance of zero.

    Each participant's cash balance account is credited monthly with a percentage of recognized compensation, which is generally their compensation subject to federal income tax withholding. The amount of the percentage increases with length of credited service from 3.5% for newly hired employees to 8.5% for employees with at least 25 years of service. Accounts are credited with an additional percentage on the amount by which recognized compensation exceeds the Social Security wage base. The amount of this additional percentage increases with length of credited service from 3.5% for newly hired employees to 5.5% for employees with at least 10 years of service. Account balances are credited monthly with interest equal to the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. A participant's account balance vests after five years of credited service. At retirement, which may occur at or after age 55, a participant's vested account balance is payable as a monthly annuity or, if retirement occurs at or after age 62, as an optional lump sum payment.

    Participants whose age plus years of credited service equaled 50 as of March 31, 1992, will, upon retirement, have their benefit calculated under the prior final average earnings formula and the new cash balance formula and will receive the higher accrued benefit. The prior final average earnings formula provides a monthly life annuity related to years of credited service, average recognized compensation during the highest consecutive 60 of the last consecutive 120 months of credited service, and the participant's primary Social Security benefit. Participants may retire on or after age 55. Benefits are reduced on an approximately proportionate basis for credited service of less than 30 years. Participants whose age plus years of credited service equal 85 or more may retire on or after age 60 with no reduction in their age 65 benefit, and with a 3/10% reduction in such benefit for each month that retirement precedes age 60.

Aerospace Pension Plan

    The Aerospace Pension Plan covered employees who joined us in connection with the acquisition of Hercules Aerospace Company from Hercules Incorporated, and contains provisions identical to those of the Hercules plan that covered them prior to the acquisition. Retirement benefits under the Aerospace Pension Plan are determined under a final average earnings formula. The formula provides a monthly life annuity related to years of credited service, average recognized compensation during the highest five years of credited service, and the participant's primary Social Security benefit. Participants may elect to receive up to 51% of their benefit in a lump sum payment. Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 benefit, and with a reduced benefit on or after age 55. Employees who participated in the predecessor Hercules plan since on or before December 31, 1984, may retire with a reduced benefit on or after age 50. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years.

Supplemental Employee Retirement Plans

    Retirement benefits payable from qualified defined benefit plans are limited by the Internal Revenue Code. Amounts payable under the Pension and Retirement Plan in excess of those limitations are paid by us under a nonqualified supplemental employee retirement plan, called a SERP. We have a similar SERP that provides retirement benefits under the prior final average earnings formula for former Honeywell employees in connection with deferred incentive compensation that was not considered recognized compensation. We have established a grantor trust under which we have set aside funds to satisfy certain of our obligations under the SERPs. If the funds in the trust are insufficient to pay amounts payable under the SERPs, we will pay the deficiency.

Estimated Retirement Benefits

    The following table shows the estimated retirement benefit payable annually as a single life annuity at age 65 to each of the current Named Executive Officers.

Name	Estimated Annual Retirement Benefit
Paul David Miller	$161,622
Scott S. Meyers	170,626
Paul A. Ross	56,082
Nicholas G. Vlahakis	179,302

    These estimated retirement benefits assume currently applicable interest rates, and that the individuals remain employed until age 65 at their fiscal year 2000 compensation level, including an annual incentive bonus equal to either their annual incentive bonus for fiscal year 2000, or their average annual incentive bonus for the three fiscal years ended March 31, 2000, whichever is applicable. Mr. Bukowick's nonqualified monthly retirement annuity payment is $12,136, and his qualified monthly retirement annuity payment is $2,501. Upon his retirement, Mr. Bukowick received a one-time lump sum payment of $415,946.02 which he elected to roll over into his 401(k) plan with the Company.

CHANGE OF CONTROL ARRANGEMENTS

Income Security Plan

    Our Income Security Plan is intended to secure the continued services, dedication and objectivity of management personnel in the event of a potential change of control, so that they are not hindered or distracted by the resulting personal uncertainties and risks. All executive officers participate in the Income Security Plan. In the event of a Qualifying Termination, the Income Security Plan, as amended, includes provisions that the participant will receive:

•
a lump sum in cash within thirty (30) days after the participant's date of termination equal to three (3) years of the participant's most recent total compensation (base salary, annual incentive bonus calculated as the greatest of expected incentive bonus, target bonus, or three (3) years average of actual incentive bonus received, and the economic value of performance shares at target;
•
welfare benefits for three (3) years after the participant's date of termination;
•
continuation of applicable executive life insurance benefits for three (3) years following the participant's date of termination;
•
legal fees and expenses incurred to receive benefits if we do not pay benefits under the plan;
•
reimbursement for outplacement expenses; and
•
a gross-up payment necessary to cover any excise taxes payable on benefits received.

    If a participant competes with us during the one-year period following the date of termination, we will stop paying them benefits under the plan. Participants in the Income Security Plan must agree that their future stock awards will not be subject to the change of control provisions of the our 1990 Equity Incentive Plan. They agree instead, that upon a Qualifying Termination, unvested stock awards will vest and become exercisable until the earlier of their normal expiration or the expiration of three years from the date of termination.

    We estimate, based upon available fiscal year 2000 information that we can quantify, that if a change of control had occurred on the date of this Proxy Statement, and if the employment of any of the current Named Executive Officers had been terminated on the date of the change of control, they would receive total compensation payments in the following amounts: Paul David Miller, $3,785,550; Scott S. Meyers, $1,761,330; Paul A. Ross, $1,452,144; and Nicholas G. Vlahakis, $1,219,680.

    Because the Income Security Plan provides for some benefits that we cannot calculate at this time (such as welfare benefits), the amounts actually paid would be larger than the above estimates. These estimates also do not include any additional amounts that would be paid to cover the excise taxes referred to above. These excise tax gross-up payments would likely be significant.

    We have established a grantor trust under which we will set aside funds to satisfy our obligations under the Income Security Plan in the event of a change of control, or earlier at the discretion of your Board of Directors.

Executive Compensation Plan Provisions

    Our Management Compensation Plan, under which annual incentive compensation is paid to executive officers provides for an accelerated incentive payment in the event of a change of control during a performance period. The payment would be pro-rata, based upon the elapsed portion of the performance period, assuming performance that would result in payment of the target incentive fund.

    Under the terms of our 1990 Equity Incentive Plan, upon a change of control, all stock options, whether or not vested, become exercisable, all shares of restricted stock become fully vested, and a pro-rata portion of performance share awards becomes payable. As noted above, these provisions do not apply to participants in our Income Security Plan.

    Non-vested benefits under our 401(k) plans become fully vested immediately upon a change of control. Non-vested benefits of participants in our Pension and Retirement Plan who have their benefits calculated using the Retirement Plan formula will become fully vested immediately upon a change of control.

Definitions

    For purposes of stock grants under our 1990 Equity Incentive Plan prior to August 4, 1998, and the other executive compensation plans referred to above, "change of control" means, subject to some exceptions:

•
an acquisition by any person of beneficial ownership of 20% (35% in the case of grants under our 1990 Equity Incentive Plan on or after May 25, 1994) or more of either our Common Stock or the combined voting power of our then outstanding voting securities;
•
designated changes of more than 50% in the membership of the Board; or
•
stockholder approval of:
•
a merger, reorganization or consolidation which results in the ownership by our stockholders of 50% (60% in the case of grants under our 1990 Equity Incentive Plan before May 25, 1994) or less of both the then outstanding common stock, and the combined voting power of the then outstanding voting securities, of the surviving corporation after the transaction;
•
a dissolution or liquidation of the Company; or
•
a disposition of all or substantially all of our assets.

    Beneficial ownership excludes any shares acquired directly from us under a written agreement with us.

    For purposes of stock grants under our 1990 Equity Incentive Plan on or after August 4, 1998, and our Income Security Plan, the following terms have the following definitions:

•
"change of control" means:
•
the acquisition of more than 40% of our outstanding voting securities,
•
a reorganization, merger or consolidation, or the sale of our assets, that results in our stockholders owning 60% or less of the shares of the surviving company, or
•
any other circumstances that the Board determines to be a change of control.

•
"cause" means:
•
conviction of a felony, or, in certain circumstances, being charged with a felony; or
•
a determination by the Board that a participant has defrauded us or, in certain circumstances, committed a material breach of the participant's duties and responsibilities as one of one officers or employees.

•
"Qualifying Termination" means:
•
termination of employment within three years after a change of control:
  •
  by us for any reason other than cause or on account of disability; or
  •
  by the employee upon (1) any reduction in base salary, incentive bonus, or the employee's level of welfare benefits, (2) change of the employee's work location by 50 or more miles, without the employee's consent, and/or a significant change in job responsibilities; or
•
termination of employment within one year of a Change Event if:
  •
  at the request of a third party to negotiations or an agreement with regard to a subsequent change of control; or
  •
  otherwise in connection with, or in anticipation of, that change of control.

•
"Change Event" means:
•
designated acquisitions of more than 15% of our voting securities;
•
announcement of a third party's intent to acquire us through a tender offer, exchange offer or other unsolicited proposal; or

  •
  designated changes in the majority of the Board.

OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS

Management Deferred Compensation Plan

    Our Management Deferred Compensation Plan permits participating executive officers to defer receipt of up to 70% of their base salaries and up to 100% of their annual incentive compensation. Deferred amounts accrue returns based upon investment options, one of which is our Common Stock units, selected by the participant. Deferred amounts are always paid in cash, based upon the market value of our Common Stock in the case of the investment election. Payments are generally made following termination of employment, but the plan permits on-demand distributions, which are subject to a 10% penalty, and provides for pre-selected in-service distributions, financial hardship distributions and distributions in the event of total disability.

    Currently, four of the Named Executive Officers participate in this plan. No phantom Common Stock units were credited to their deferral accounts as of March 31, 2000.

Other Agreements

    The initial stock option and restricted stock awards under our 1990 Equity Incentive Plan required the employee who received the award to agree to enter into an Employment Restrictions Agreement. This agreement obligates the employee not to divulge confidential and proprietary business information to third parties and not to work for a competitor or solicit other employees to leave our employ for a period of two years following the employee's termination of employment. Daryl L. Zimmer is a party to such an agreement.

    We currently have indemnification agreements with our executive officers providing indemnification relating to their service as officers. This indemnification is identical to that described earlier in this Proxy Statement in the section entitled "Indemnification Agreements" under the heading "COMPENSATION OF DIRECTORS."

    Our employment arrangement with Paul David Miller provides for a minimum base salary of $600,000 per year, a minimum target incentive of $400,000 per year, Flexible Perquisite Account Program reimbursement up to $20,000 per year, financial counseling reimbursement up to $20,000 during his first year of employment and $10,000 during subsequent years, and term life insurance of $1,500,000.

    Our employment arrangement with Scott S. Meyers provides for a minimum base salary of $240,000 per year, a minimum target annual incentive of $105,000, Flexible Perquisite Account Program reimbursement up to $16,000 per year, financial counseling reimbursement up to $6,500 per year, and term life insurance of $500,000.

PROPOSAL NO. 2
RATIFICATION OF
SELECTION OF INDEPENDENT ACCOUNTANTS

    Your Board of Directors has selected Deloitte & Touche LLP as independent accountants to audit our consolidated books and accounts for the fiscal year ending March 31, 2001. This selection, which was made upon the recommendation of the Board's Audit Committee, is subject to ratification by the stockholders. Deloitte & Touche LLP were the independent accountants for the portion of our business that was owned by Honeywell Inc. prior to the spin-off, and have been our independent accountants since the spin-off. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

    Your Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as independent accountants (Proposal No. 2).

PROPOSAL NO. 3
STOCKHOLDER PROPOSAL

    Ten stockholders, who claim to be the beneficial owners of a total of 540 shares of our Common Stock, have each submitted the following proposal for consideration by the stockholders at the Annual Meeting. The names and addresses of the proponents and the number of shares of Common Stock claimed to be owned by each of them are set forth on Appendix A to this Proxy Statement.

PROPOSAL

    WHEREAS the U.S. exports weapons and related military services through foreign military sales (government-to-government), direct commercial sales of weapons (U.S. companies to foreign buyers), leases of equipment, transfers of excess defense articles, and emergency drawdowns of weaponry. In FY 1998 the U.S. delivered more than $13.5 billion worth of military products and services through government-to-government contracts, and the State Department authorized more than $23.1 billion in export licenses for direct commercial sales.

    Several recent times that the U.S. sent troops into combat in significant numbers (e.g., Panama and Somalia), they faced adversaries that had previously received U.S. weapons or military technology.

    In FY 1998 Alliant ranked 31st among Department of Defense contractors with awards of more than $324 million.

    Alliant reported export sales from the U.S. to unaffiliated customers were $61.8 million, $33.2 million and $58.0 million, for fiscal years 1999, 1998 and 1997, respectively. Alliant also reported U.S. Government sales, including sales to U.S. Government prime contractors, for FY 1999 were $828.8 million. During FY 1999, approximately 76 percent of sales were derived from contracts with the U.S. Government or U.S. Government prime contractors. Approximately 50% of FY 1999 net sales were derived from prime contractor activities; approximately 50% from subcontractor activities. Approximately 38% of such sales were derived from business with the U.S. Army, 22% from the U.S. Air Force, 10% from the U.S. Navy, and 30% from other government, commercial or international sources. (form 10-K)

    Alliant offers a great variety of products, components and services. Among them are: medium-and large-caliber ammunition, munitions propellants, tactical missile propulsion systems, warheads for Maverick and AMRAAM missile systems, composite structures for weapons systems, infrared decoy flares and commercial gun powder; solid rocket propulsion systems for space and strategic applications (including the Trident II Fleet Ballistic Missile solid propulsion system) and composite structures for military and commercial aircraft and spacecraft; tactical weapons systems, air-delivered munitions, battlefield management systems, unmanned aerial vehicles, antitank and demolition systems, fuzes, electronic warfare and test equipment systems, and shoulder-fired weapons systems.

    RESOLVED: Shareholders request that the Board of Directors provide a comprehensive report on Alliant Techsystems' foreign sales of weapons-related products and services, including offset agreements. The report, prepared at reasonable cost, and omitting proprietary and classified information, should be available to shareholders six months after the annual meeting.

SUPPORTING STATEMENT

    We believe with the American Red Cross that "the greater the availability of arms, the greater the violations of human rights and international humanitarian law."

    Therefore, it is reasonable that the report include:

  1.
  Processes used to determine and promote foreign sales;

  2.
  Procedures used to negotiate foreign arms sales, government-to-government and direct commercial sales, and to determine the percentage of sales for each category;

  3.
  Categories of military equipment or components exported for the past three years, with as much statistical information as permissible; contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments; and

  4.
  Analysis of legislation establishing a code for U.S. arms transfers.

BOARD OF DIRECTORS STATEMENT
IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

    Your Board of Directors recommends a vote AGAINST the above stockholder proposal (Proposal No. 3).

    Our business includes the development and production of products under contracts with the U.S. Department of Defense. These products are deemed appropriate and necessary for the defense and national security of the United States by the Department of Defense and the U.S. Congress, which authorizes the funds for the acquisition of these products. Products cannot be sold to allies of the United States without the approval of the U.S. government, which requires that we secure an export license prior to the sale. As a result, sale of these products to nations deemed hostile or belligerent by the U.S. government is not permitted. We support these stringent controls on international sales and comply with them.

    The above stockholder proposal requests that your Board of Directors provide a comprehensive report on our foreign sales of weapons-related products and services. However, it is apparent from the proposal itself—which contains detailed data about our foreign sales and products—that we already provide extensive information in this regard. We believe that it is not in our best interest, or in your best interest as stockholders, to provide additional detail about our processes, negotiating procedures, and marketing efforts that might benefit our competitors.

    Reasonable people may disagree about the advisability of selling specific products to specific foreign countries. However, we believe that our Proxy Statement and Annual Meeting are not proper forums for this debate. Views on this issue are better addressed to the U.S. government, which has determined as a matter of foreign policy that it is in the best interest of the United States to support friendly and allied nations by selling approved military products to those nations.

ADDITIONAL INFORMATION
FUTURE STOCKHOLDER PROPOSALS

    We currently expect to hold our 2001 annual meeting on August 7, 2001. Our By-Laws contain specific requirements that must be complied with by stockholders who wish to present proposals or nominate a candidate for election as a director at an annual meeting of stockholders. We call these requirements "advance notice provisions." Some of these requirements are summarized below. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals

    If you would like to submit a proposal for us to include in the proxy statement for our 2001 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by March 2, 2001. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.

Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals

    If you would like to present a proposal at our 2001 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our By-Laws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than April 7, 2001, and no later than May 7, 2001. If we receive an eligible proposal that is not included in our proxy statement, the persons named in our proxy for the 2001 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.

Stockholder Director Nominations

    If you would like to nominate a person for election as a director at our 2001 annual meeting, you must comply with the advance notice provisions of our By-Laws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than April 7, 2001, and no later than May 7, 2001.

General Information

    If the presiding officer at the 2001 annual meeting determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our By-Laws, the proposal or nomination will be ruled out of order and not acted upon.

    The above information is only a summary of some of the requirements of the advance notice provisions of our By-Laws. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

    Our directors and executive officers, and any person who owns more than ten percent of our Common Stock, must file reports with the Securities and Exchange Commission indicating the number of shares of our Common Stock (and derivative securities) they beneficially owned when they became directors, executive officers or ten percent stockholders. They must file similar reports indicating any changes in their beneficial ownership of these securities. Copies of these reports must also be provided to us. Based upon our review of these reports and written representations from the persons required to file them, we believe that all required reports were filed during fiscal year 2000.

ANNUAL REPORT ON FORM 10-K

    You may receive, without charge, a copy of our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission for fiscal year 2000 by writing to: Investor Relations, MN11-2047, Alliant Techsystems Inc., 600 Second Street N.E., Hopkins, MN 55343-8384.

                      By Order of the Board of Directors,

                      Daryl L. Zimmer, Secretary

June 27, 2000

APPENDIX A
Proponents of stockholder resolution

Name and Address of Proponent	Shares
Academy of Our Lady of Lourdes (a/k/a/ Sisters of the Third Order Regular of Saint Francis) Box 4900 Assisi Heights Rochester, MN 55903	35
Catholic Foreign Mission Society of America, Inc (a/k/a/ Maryknoll Fathers and Brothers) P.O. Box 305 Maryknoll, NY 10545-0305	50
Franciscan Sisters of Little Falls, Minnesota 116 Eighth Avenue Southeast Little Falls, MN 56345-3597	28
Franciscan Sisters of Perpetual Adoration 912 Market Street La Crosse, WI 54601-8800	20
School Sisters of Notre Dame, St. Louis Province 320 East Ripa Avenue St. Louis, MO 63125-2897	40
School Sisters of Notre Dame, Baltimore Province 6401 North Charles Street Baltimore, MD 21212-1099	100
School Sisters of Notre Dame, Mankato Province 170 Good Counsel Drive Mankato, MN 56001	15
School Sisters of Notre Dame Cooperative Investment Fund 336 East Ripa Ave. St. Louis, MO 63125	52
School Sisters of Notre Dame, Northeastern Province 345 Belden Hill Road Wilton, CT 06897	100
School Sisters of Notre Dame, Milwaukee Province 13105 Watertown Plank Road Elm Grove, WI 53122-2291	100
TOTAL OWNERSHIP	540

A-1

(Cut off along dotted line)

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ADMISSION TICKET REQUEST

Alliant Techsystems Inc.
Annual Meeting of Stockholders
2:00 p.m., central time, August 1, 2000
600 Second Street N.E.
Hopkins (suburban Minneapolis), Minnesota

If you plan to attend the 2000 Annual Meeting, you may request an admission ticket for yourself and members of your immediate family by:

•
completing and returning this form, or
•
if you are a stockholder of record who votes by telephone, indicating your intention to attend the meeting when prompted to do so.

Admission tickets will be mailed in response to requests received by July 24, 2000. All other admission tickets may be picked up at the Annual Meeting.

Your Name (Please Print):

Address:
(Street)

(City, State, Zip Code)

Additional admission tickets requested for the following immediate family members:

You may return this form with your proxy card in the envelope provided; but it is recommended (particularly if your shares are held by your broker in "street name") that you mail it directly to:

    Alliant Techsystems Inc.
    MN11-2214
    600 Second Street N.E.
    Hopkins, MN 55343-8384

(Signature of Stockholder)

QuickLinks

TABLE OF CONTENTS
IMPORTANT REMINDERS
GENERAL INFORMATION
QUESTIONS AND ANSWERS ABOUT VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS GENERAL INFORMATION
NOMINEES FOR ELECTION AS DIRECTORS
INFORMATION ABOUT THE COMMITTEES OF THE BOARD OF DIRECTORS AND THE MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
COMPENSATION OF DIRECTORS
STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR
RETIREMENT PLANS
OTHER PLANS AND AGREEMENTS WITH EXECUTIVE OFFICERS
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
PROPOSAL NO. 3 STOCKHOLDER PROPOSAL
PROPOSAL
SUPPORTING STATEMENT
BOARD OF DIRECTORS STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL
ADDITIONAL INFORMATION FUTURE STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
APPENDIX A Proponents of stockholder resolution